As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 333-44870

Registration No. 333-121283

Registration No. 333-163690

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8 REGISTRATION STATEMENT NO. 333-44870

FORM S-8 REGISTRATION STATEMENT NO. 333-121283

FORM S-8 REGISTRATION STATEMENT NO. 333-163690

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3893191
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4000 Meridian Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(978) 289-1500

(Registrant’s telephone number)

CHS/Community Health Systems, Inc. 401(k) Plan

(Full title of plan)

Rachel A. Seifert

Executive Vice President, Secretary and General Counsel

4000 Meridian Boulevard

Franklin, TN 37067

(615) 465-7349

(Name, address and telephone

number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements of Community Health Systems, Inc. (the “Registrant”) (collectively, the “Registration Statements”):

•	Registration Statement No. 333-44870, filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2000;

•	Registration Statement No. 333-121283, filed with the SEC on December 15, 2004; and

•	Registration Statement No. 333-163690, filed with the SEC on December 11, 2009.

The Registration Statements collectively registered 2,250,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) and an indeterminate number of interests, which were to be offered and sold pursuant to the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”).

Effective January 1, 2015, the Common Stock was eliminated from the investment alternatives under the Plan. As a result, the Registrant intends to deregister its plan interests under Section 12(g) of the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration the Common Stock and the related indeterminate interests registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on February 27, 2015.

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Wayne T. Smith
Name:	Wayne T. Smith
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 27, 2015

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	February 27, 2015

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2015

/s/ John A. Clerico John A. Clerico	Director	February 27, 2015

/s/ James S. Ely III James S. Ely III	Director	February 27, 2015

/s/ John A. Fry John A. Fry	Director	February 27, 2015

/s/ William Norris Jennings, M.D. William Norris Jennings, M.D.	Director	February 27, 2015

/s/ Julia B. North Julia B. North	Director	February 27, 2015

/s/ H. Mitchell Watson, Jr. H. Mitchell Watson, Jr.	Director	February 27, 2015